Exhibit 99.1

Investor Relations contact:	Public Relations contact:
Allison Parker	Nicole Fortenberry
Director, Investor Relations	Director, Public Relations
(415) 568-9810	(917) 602-9834
investor.relations@micromuse.com	public.relations@micromuse.com

NOVEMBER 16, 2005

MICROMUSE REPORTS FOURTH QUARTER AND FISCAL 2005 RESULTS AND PROVIDES GUIDANCE FOR FISCAL YEAR 2006

•	Q4 2005 revenues of $44.7 million for the quarter; 23% higher than Q4 2004

•	Q4 adjusted (non-GAAP) earnings per share of $0.06; GAAP earnings per share of $0.02

•	FY 2005 revenues of $160.8 million for the year; 10% higher than FY 2004

•	FY 2005 adjusted (non-GAAP) earnings per share of $0.21; GAAP loss per share of ($0.05)

SAN FRANCISCO - Micromuse Inc. (Nasdaq: MUSE), the leading provider of ultra-scalable, realtime business and service assurance software, today announced that fourth quarter 2005 net revenues were $44.7 million, an increase of 23% over $36.3 million in the fourth quarter of 2004. Adjusted (or non-GAAP) net income was $4.7 million, or $0.06 per share, versus $5.6 million, or $0.07 per share, in the fourth quarter a year ago. Net income on a GAAP basis for the fourth quarter of 2005 was $1.9 million, or $0.02 per share, compared to a net income of $4.9 million, or $0.06 per share, in the fourth quarter a year ago.

Fiscal year 2005 net revenues were $160.8 million, an increase of 10% over $146.6 million in 2004. Adjusted net income was $17.1 million, or $0.21 per share, compared with adjusted net income of $14.1 million, or $0.17 per share, in fiscal year 2004. This represents an increase of 24% on a per share basis. Net loss on a GAAP basis was $3.8 million, or ($0.05) per share, compared with GAAP net income of $4.4 million, or $0.05 per share, in fiscal year 2004.

Adjusted (or non-GAAP) results, as presented in the attached reconciliation table, exclude amortization of intangibles from acquisitions, in-process research and development write-off, amortization of deferred stock-based compensation and other items such as restructuring charges and credits, restatement and forensic accounting expenses, severance expenses, expenses related to the settlement of securities and patent lawsuits, a non-cash facilities expense, and related tax effects. In addition, as Micromuse begins to apply FAS 123(R) in Fiscal 2006, adjusted (non-GAAP) results will also exclude stock-based compensation expenses associated with the adoption of FAS 123(R).

Cash and cash equivalents, short-term investments and long-term investments were $159.9 million as of September 30, 2005.

“Fiscal 2005 was another year of excellent performance for Micromuse,” said Lloyd Carney, CEO of Micromuse. “We achieved double digit revenue growth and adjusted earnings per share growth in excess of 20% for the second consecutive year, and we increased deferred revenues by 80%. We also accomplished our main operational goals for the year in the areas of partnership expansion, training and education, and product integration. We have continued confidence in the outlook for our business in FY06, and are providing guidance for the full fiscal year for the first time. Revenues for fiscal year 2006 are estimated to be in the $195-$200 million range, with adjusted (non-GAAP) earnings per share of $0.27-$0.29. Revenues for the first quarter of fiscal 2006 are estimated to be in the $44-$46 million range, with adjusted (non-GAAP) EPS of $0.03-$0.04. We are unable to provide earnings per share guidance on a GAAP basis as we are still assessing the impact of adopting FAS 123R, which addresses the accounting treatment of stock-based compensation. This guidance also reflects continued investment in pre-sales and professional services staff to support demand for recently acquired Quallaby and GuardedNet products.”

The Company has also decided to change its fiscal year end from September 30 to October 31 in order to better align with the buying patterns of its largest customers.

Q4 2005 Conference Call, Webcast, and Replay Information

Micromuse will host a conference call and simultaneous webcast on Wednesday, November 16, 2005 at 2:00 PM PT, 5:00 PM ET to announce adjusted and GAAP results for the fourth quarter and fiscal year 2005. The live call will be available to the general public by dialing 866-831-5605 (domestic) or 617-213-8851 (international) and entering access code 10159965. A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/.

A replay of this conference call will be available by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering access code 99286370. The replay will be available from Wednesday, November 16, 2005 at 7:00 PM PT until Wednesday, November 23, 2005 at 11:59 PM PT. The replay will also be available as an archived audio file at http://www.micromuse.com/.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of ultra-scalable, realtime business and service assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include BT, Cable & Wireless, Deutsche Telekom, EarthLink, ITC^DeltaCom, JPMorgan

Chase, MCI, T-Mobile, and Verizon. Headquarters are located at 650 Townsend Street, Suite 475, San Francisco, Calif. 94103; (415) 568-9800. The Web site is at www.micromuse.com.

###

Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements we make are based on current expectations, and are subject to a number of risks and uncertainties. Actual results could differ materially.

Factors that could cause actual future results to differ materially from the forward-looking statements include: fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); risks associated with the expansion of the Company’s distribution channels; risk of new product introductions and customer acceptance of new products; rapid technological change which characterizes the Company’s markets; risks associated with competition; risks associated with international sales; and the ability of the Company to compete successfully in the future; as well as risks relating to pending litigation, the completed restatement of certain of our financial statements, and other matters appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Form 10-K filed with the SEC and available on the Company’s website. The Company disclaims any obligation or intention to update or revise any forward-looking statements.

MICROMUSE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2005	September 30, 2004
ASSETS
Assets:
Cash and cash equivalents	$55,657	$38,232
Short-term investments	87,422	24,469
Long-term investments	16,811	130,873

Total cash, cash equivalents and investments	159,890	193,574

Accounts receivable, net	39,790	19,901
Prepaid expenses and other assets	12,307	8,893
Property and equipment, net	7,396	5,002
Goodwill	95,205	50,240
Other intangible assets, net	18,250	6,743

	$332,838	$284,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$4,118	$4,283
Accrued expenses	32,446	20,408
Income taxes payable	7,869	6,460
Deferred revenue	78,980	43,935

Total liabilities	123,413	75,086

Stockholders’ equity
Preferred stock; $0.01 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.01 par value; 200,000 shares authorized; 82,434 and 79,982 shares outstanding as of September 30, 2005 and September 30, 2004, respectively	824	800
Additional paid-in capital	232,009	216,580
Treasury stock; 3,009 and 1,400 shares as of September 30, 2005 and 2004, respectively	(17,066)	(7,147)
Accumulated other comprehensive loss	(3,383)	(1,833)
Retained earnings	(2,959)	867

Total stockholders’ equity	$209,425	$209,267

	$332,838	$284,353

MICROMUSE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Year ended September 30,
	2005	2004	2005	2004
Revenues:
License	$24,116	$17,699	$81,097	$75,996
Maintenance and services	20,601	18,579	79,662	70,581

Total revenues	44,717	36,278	160,759	146,577

Cost of revenues:
License	1,580	848	6,615	5,203
Maintenance and services	5,132	3,527	15,956	11,983
Amortization of developed technology	986	1,393	4,200	5,908

Total cost of revenues	7,698	5,768	26,771	23,094

Gross profit	37,019	30,510	133,988	123,483

Operating expenses:
Sales and marketing	15,767	12,073	61,991	59,254
Research and development	11,110	7,306	35,100	31,427
General and administrative	7,856	6,220	27,008	24,236
Restatement and related litigation	196	209	643	5,634
Stock based compensation	492	—	1,419	553
Amortization of intangible assets	432	53	893	196
In-process R&D write-off	—	—	2,200	—
Litigation settlement expense	—	—	10,900	—
Other items*	—	—	1,304	—
Restructuring charge (credit)	—	—	(281)	—

Total operating expenses	35,853	25,861	141,177	121,300

Income (loss) from operations	1,166	4,649	(7,189)	2,183
Other income, net	1,388	982	5,304	3,847

Income (loss) before income taxes	2,554	5,631	(1,885)	6,030
Income tax provision	647	704	1,941	1,642

Net income (loss)	$1,907	$4,927	$(3,826)	$4,388

Per share data:
Basic net income (loss)	$0.02	$0.06	$(0.05)	$0.06
Diluted net income (loss)	$0.02	$0.06	$(0.05)	$0.05

Weighted average shares used in computing:
Basic net income (loss) per share	79,873	78,833	79,251	78,479
Diluted net income (loss) per share	82,765	79,852	79,251	80,957

*	Other items consists of executive severance and forensic accounting expense.

MICROMUSE INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Year ended September 30,
	2005	2004	2005	2004
Revenues:
License	$24,116	$17,699	$81,097	$75,996
Maintenance and services	20,601	18,579	79,662	70,581

Total revenues	44,717	36,278	160,759	146,577

Cost of revenues:
License	1,580	848	6,615	5,203
Maintenance and services	5,028	3,527	15,852	11,983

Total cost of revenues	6,608	4,375	22,467	17,186

Gross profit	38,109	31,903	138,292	129,391

Operating expenses:
Sales and marketing	15,525	12,073	61,749	59,254
Research and development	10,807	7,306	34,797	31,427
General and administrative	7,722	6,220	26,874	24,236

Total operating expenses	34,054	25,599	123,420	114,917

Income from operations	4,055	6,304	14,872	14,474

Other income, net	1,388	982	5,304	3,847

Income before income taxes	5,443	7,286	20,176	18,321
Income tax provision	762	1,676	3,126	4,214

Net income	$4,681	$5,610	$17,050	$14,107

Per share data:
Basic net income	$0.06	$0.07	$0.22	$0.18
Diluted net income	$0.06	$0.07	$0.21	$0.17

Weighted average shares used in computing:
Basic net income per share	79,873	78,833	79,251	78,479
Diluted net income per share	82,765	79,852	81,794	80,957

Certain non-cash expenses for our former San Francisco facility, which were $783, are included in the following line items in our GAAP financial statements: $104 in cost of revenues – maintenance and services, $242 in sales and marketing, $303 in research and development, and $134 in general and administrative expenses. These costs are excluded from our non-GAAP financial statements presented above.

MICROMUSE INC.

RECONCILIATION BETWEEN NET INCOME ON A GAAP AND NON-GAAP BASIS

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Year ended September 30,
	2005	2004	2005	2004
GAAP net income –	$1,907	$4,927	$(3,826)	$4,388
Add:
Amortization of developed technology and other intangible assets	1,418	1,446	5,093	6,104
Restructuring charge (credit)	—	—	(281)	—
Restatement and related litigation	196	209	643	5,634
Stock based compensation	492	—	1,419	553
In-process R&D write-off	—	—	2,200	—
Litigation settlement expense	—	—	10,900	—
Non-cash facilities expense	783	—	783	—
Other items	—	—	1,304	—
Income tax effect	(115)	(972)	(1,185)	(2,572)

NON-GAAP net income –	$4,681	$5,610	$17,050	$14,107

Diluted earnings per share reconciliation:

GAAP earnings per share –	$0.02	$0.06	$(0.05)	$0.05
Add:
Amortization of developed technology and other intangible assets	0.02	0.02	0.06	0.07
Restructuring charge (credit)	—	—	—	—
Restatement and related litigation	—	—	0.01	0.07
Stock based compensation	0.01	—	0.02	0.01
In-process R&D write-off	—	—	0.03	—
Litigation settlement expense	—	—	0.13	—
Non-cash facilities expense	0.01	—	0.01	—
Other items	—	—	0.02	—
Income tax effect	—	(0.01)	(0.02)	(0.03)

NON-GAAP diluted earnings per share –	$0.06	$0.07	$0.21	$0.17

Shares used in computing diluted earnings per share –	82,765	79,852	81,794	80,957

The non-GAAP condensed consolidated statement of operations and non-GAAP earnings guidance are presented for informational purposes only as an alternative view of the Company’s operating results and guidance. In the calculation of the Company’s non-GAAP earnings results, and in the provision of non-GAAP earnings guidance, Micromuse excludes certain items such as the amortization of developed technology and other intangibles assets, restructuring charges (credits), the cost of the restatement and related litigation, certain stock-based compensation costs, in-process research and development write-offs, litigation settlement expenses, a non-cash facilities expense, other items, and their related income tax effects. In addition, as Micromuse begins to apply FAS 123(R) in Fiscal

2006, non-GAAP results will also exclude stock-based compensation expense associated with the adoption of FAS 123(R). Micromuse believes that excluding these items provides investors with a representation of the Company’s core performance, and may be more meaningful in analyzing the results of operations and income generation. The non-GAAP condensed consolidated statement of operations should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.